Black Hills Corporation Retirement Savings Plan
Financial Statements as of December 31, 1997 and 1996
Together With Report of Independent Public Accountants

BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN
Index to Financial Statements and Schedules
                                                                    Page

Report of Independent Public Accountants                              1
Statements of Net Assets Available for Benefits                       2
Statement of Changes in Net Assets Available for Benefits             4
Notes to Financial Statements                                         5
Item 27a Schedule of Assets Held for Investment Purposes              8
Item 27d Schedule of Reportable Transactions                          9

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Plan Administrator of
Black Hills Corporation Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of Black Hills Corporation Retirement Savings Plan (the Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plans management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labors Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                       /s/ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
June 12, 1998

BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN
Statement of Net Assets Available for Benefits
As of December 31, 1997

                     American                    Investment
                     Express                     Company of      New
                     Income        AMCAP         America         Perspective
                     Fund          Fund          Fund            Fund
INVESTMENTS
 AT MARKET
 VALUE (Note 2):
   Mutual funds      $2,575,405    $3,233,585    $2,958,270      $2,435,361
   Common stock               -             -             -               -

PARTICIPANT LOANS             -             -             -               -

RECEIVABLES:
   Contributions
    from
    participants          8,126        14,629        19,234          15,732
   Loan payments
    from
    participants          8,290         5,755         5,185           4,380

NET ASSETS AVAILABLE
 FOR BENEFITS        $2,591,821    $3,253,969    $2,982,689      $2,455,473


                                   Black Hills                   Participant
                     American      Corporation                   Contribution/
                     Balanced      Common        Participant     Loan Payment
                     Fund          Stock         Loans           Receivable
INVESTMENTS AT
 MARKET VALUE
 (Note 2):
   Mutual funds     $1,242,120     $        -    $      -        $     -
   Common stock              -      6,254,700           -              -

PARTICIPANT LOANS            -              -     819,813              -

RECEIVABLES:
   Contributions
    from
    participants         8,131              -           -         12,802
   Loan payments
    from participants    2,161              -           -          7,133

NET ASSETS AVAILABLE
 FOR BENEFITS       $1,252,412     $6,254,700    $819,813        $19,935


                                    Total
INVESTMENTS AT
 MARKET VALUE
 (Note 2):
   Mutual funds                    $12,444,741
   Common stock                      6,254,700

PARTICIPANTS LOANS                     819,813

RECEIVABLES:
   Contributions
    from
    participants                        78,654
   Loan Payments
    from participants                   32,904

NET ASSETS AVAILABLE
 FOR BENEFITS                      $19,630,812

The accompanying notes are an integral part of this financial statement.

BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN
Statement of Net Assets Available for Benefits
As of December 31, 1996


                         American                  Investment
                         Express                   Company of      New
                         Income        AMCAP       America         Perspective
                         Fund          Fund        Fund            Fund

CASH                     $    8,817  $        -    $        -      $        -

INVESTMENTS AT
MARKET VALUE (Note 2):
   Mutual funds           2,867,588   2,379,468     2,131,508       2,119,076
   Common stock                   -           -             -               -

PARTICIPANT LOANS                 -           -             -               -

RECEIVABLES:
   Contributions from
    participants                  -           -             -               -
   Loan payments from
    participants                  -           -             -               -

NET ASSETS AVAILABLE
 FOR BENEFITS            $2,876,405  $2,379,468    $2,131,508      $2,119,076

                                     Black Hills                   Participant
                        American     Corporation                   Contribution
                        Balanced     Common        Participant     Loan Payment
                        Fund         Stock         Loans           Receivable

CASH                    $      -     $        -    $         -     $         -

INVESTMENTS AT
MARKET VALUE (Note 2):
   Mutual funds          461,071              -              -               -
   Common stock                -      5,262,889              -               -

PARTICIPANT LOANS              -              -        830,502               -

RECEIVABLES:
   Contributions from
    participants               -              -              -          69,258
   Loan payments from
    participants               -              -              -          35,762

NET ASSETS AVAILABLE
 FOR BENEFITS           $461,071     $5,262,889       $830,502        $105,020


                            Total

CASH                    $     8,817

INVESTMENTS AT
MARKET VALUE (Note 2):
   Mutual funds           9,958,711
   Common stock           5,262,889

PARTICIPANT LOANS           830,502

RECEIVABLES:
   Contributions from
    participants             69,258
   Loan payments from
    participants             35,762

NET ASSETS AVAILABLE
FOR BENEFITS            $16,165,939

The accompanying notes are an integral part of this financial statement.

BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN
Statement of Changes in Net Assets Available for Benefits
For the Year Ended December 31, 1997


                         American                    Investment
                         Express                     Company of     New
                         Income        AMCAP         America        Perspective
                         Fund          Fund          Fund           Fund

NET ASSETS AVAILABLE
FOR BENEFITS,
beginning of year        $2,876,405    $2,379,468    $2,131,508     $2,119,076

ADDITIONS:
   Participant
    contributions           125,460       169,099       224,161        219,028
   Investment interest
    and dividends                 -       457,059       318,851        186,655
   Net appreciation in
    market value of
    investments             131,020       274,932       330,248        119,739
   Net realized gain on
    sale of investments      25,453         2,123        30,095         20,881
   Interfund transfers     (220,836)       76,359        71,238        (94,337)

     Total additions         61,097       979,572       974,593        451,966

DISTRIBUTIONS TO
 PARTICIPANTS              (345,681)     (105,071)     (123,412)      (115,569)

NET INCREASE (DECREASE)
 IN NET ASSETS             (284,584)      874,501       851,181        336,397

NET ASSETS AVAILABLE
FOR BENEFITS,
end of year              $2,591,821    $3,253,969    $2,982,689     $2,455,473


                                       Black Hills                  Participant
                         American      Corporation                  Contribution
                         Balanced      Common        Participant    Loan Payment
                         Fund          Stock         Loans          Receivable

NET ASSETS AVAILABLE
FOR BENEFITS,
beginning of year        $  461,071    $5,262,889    $830,502      $105,020

ADDITIONS:
   Participant
    contributions           105,074       178,023           -       (55,052)
   Investment interest
    and dividends            80,349       317,191      77,852             -
   Net appreciation in
    market value of
    investments              36,418     1,186,825           -             -
   Net realized gain on
    sale of investments           -        14,476           -             -
   Interfund transfers      576,776      (361,756)    (20,481)      (26,963)

       Total additions      798,617     1,334,759      57,371       (82,015)

DISTRIBUTIONS TO
 PARTICIPANTS                (7,276)     (342,948)    (68,060)       (3,070)

NET INCREASE (DECREASE)
 IN NET ASSETS              791,341       991,811     (10,689)      (85,085)

NET ASSETS AVAILABLE
FOR BENEFITS,
end of year              $1,252,412    $6,254,700    $819,813      $ 19,935


                         Total

NET ASSETS AVAILABLE
FOR BENEFITS,
beginning of year        $16,165,939

ADDITIONS:
   Participants
    contributions            965,793
   Investment interest
    and dividends          1,437,957
   Net appreciation in
    market value of
    investments            2,079,182
   Net realized gain
    on sale of
    investments               93,028
   Interfund transfers             -

      Total additions      4,575,960

DISTRIBUTIONS TO
 PARTICIPANTS             (1,111,087)

NET INCREASE (DECREASE)
 IN NET ASSETS             3,464,873

NET ASSETS AVAILABLE
FOR BENEFITS,
end of year              $19,630,812

The accompanying notes are an integral part of this financial statement.

BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN
Notes to Financial Statements
December 31, 1997 and 1996

1. Plan Description:

General

The Black Hills Corporation Retirement Savings Plan (the Plan) is a defined contribution plan for eligible employees of Black Hills Power and Light Company, the assumed business name of the electric utility of Black Hills Corporation (the Company); Wyodak Resources Development Corp. (WRDC), a wholly owned subsidiary of the Company; Black Hills Energy Resources, Inc. and Varifuel,
Inc. (both wholly owned subsidiaries of Black Hills Capital Group, Inc., a wholly owned subsidiary of WRDC); and Western Production Company (WPC), a wholly owned subsidiary of WRDC. The eligible employees may have a percentage of their compensation withheld and contributed to the Plan, subject to limitations, as defined. The Plan is designed to comply with the provisions of Section 401(k) of the Internal Revenue Code (the Code).

The board of directors of the Company has appointed the Benefits Committee (the Committee) to administer the Plan, and has appointed the risk manager of the Company as trustee. Administrative fees of $29,826 were paid by the Company in 1997.

The following is not a comprehensive description of the Plan and, therefore, does not include all situations and limitations covered by the Plan. Participants should refer to the plan agreement for more complete information.

Eligibility

Any employee not considered temporary and who receives regular stated salary or wages becomes eligible to participate in the Plan on the first day of employment.

Contributions

The maximum percentage of compensation an employee may contribute to the Plan is 15%, with an annual maximum contribution of $9,500 in 1997 and 1996, as provided by the Code. There is no limit to the number of times participants may change their contribution percentages. Amounts contributed are invested at the discretion of plan participants in any one of the six investment options described in Note 2.

All contributions made and any earnings therefrom are fully vested to the participant at all times. The Company does not contribute to the Plan.

The Plan received $29,957 in rollover transfers from other qualified plans in 1997, which are included in the participant contributions portion of the statement of changes in net assets available for benefits.

Distributions

A participants account is distributed upon termination of employment, whether voluntary or involuntary, or at termination of the Plan. No other distribution of a participants account shall be made unless a financial hardship, as defined by the Code, exists and the distribution is approved by the Committee.

Distributions are made to a terminated participant or to a participants beneficiary in a lump-sum payment within 60 days of the close of the plan year in which the participant terminates. A terminated participant who is under 65 years of age and whose account balance exceeds $3,500 has the right to defer distribution of the account.

Participant Loans

The Plan contains a loan provision which allows participants to borrow up to a maximum equal to the lesser of $50,000 or 50% of their account balance at a market interest rate (10% at December 31, 1997) and repay the loan through payroll deductions, with a maximum repayment period of five years.

On January 1, 1994, the loan program was amended to require the outstanding loan balances of participants to be paid in full upon termination of employment or the balance will be deemed a distribution. In addition, loans are prohibited for terminated employees.

Amendments and Termination

The Company reserves the right to amend or terminate the Plan at any time.

Upon termination of the Plan, all assets will be distributed among the participants in accordance with plan provisions.

2. Summary of Significant Accounting Policies:

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting.

Investments

The investments of the Plan at December 31, 1997 consist of deposits with selected funds of the American Express Trust Co., the American Funds Group and common stock of the Company.

The American Express Income Fund invests in guaranteed investment contracts and money market investments.

Funds at American Funds Group are invested in the AMCAP Fund, the Investment Company of America Fund (ICA), the New Perspective Fund (NPF) and the American Balanced Fund (ABF). The AMCAP Fund, ICA, NPF and ABF are open-end investment funds investing primarily in common stocks.

Units (shares) of the various investment funds are valued daily at net asset value (which equates market value) by the fund managers. Plan net asset values are established at the end of each calendar quarter.

The Companys common stock is valued daily based upon the closing price on the New York Stock Exchange.

Net realized gains on the sale of investments represent the difference between the sales proceeds of the investments sold and their market value at the beginning of the year (or their cost, if purchased during the year).

3. Tax Status:

The Plan obtained its latest determination letter on June 19, 1991, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plans legal counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plans financial statements.

4. Subsequent Events:

Effective January 1, 1998, the board of directors of the Company adopted the Merrill Lynch special prototype defined contribution plan and appointed Merrill Lynch as the asset custodian and recordkeeper. The Committee was appointed the trustee of the Plan, replacing the risk manager of the Company as trustee. Also effective January 1, 1998, the risk manager was appointed administrator of the Plan.

In January 1998, in connection with the adoption of the prototype plan, funds of the Plan (other than Black Hills Corporation common stock) were liquidated and invested in other mutual funds having similar investment characteristics and objectives.

BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN
(Employer Identification Number:  46-0111677) (Plan Number:  003)

Item 27a Schedule of Assets Held for Investment Purposes
         As of December 31, 1997

Number
of Shares
or Units                Description                Cost        Market Value

56,935          American Express Income Fund*  $ 1,625,114      $2,575,405

                American Funds Group*:
206,619           AMCAP Fund                     2,682,821       3,233,585
                  Investment Company of
104,718            America Fund                  2,197,628       2,958,270
125,728            New Perspective Fund          1,902,640       2,435,361
79,217             American Balanced Fund        1,177,920       1,242,120

                Black Hills Corporation
177,438           common stock*                  4,523,933       6,254,700

                Participant Loans
      -          (interest at 10%)                 819,813         819,813

                                               $14,929,869     $19,519,254


*Denotes party in interest.

BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN
(Employer Identification Number:  46-0111677) (Plan Number:  003)

Item 27d Schedule of Reportable Transactions
         For the Year Ended December 31, 1997



                   Number                  Total      Total     Total    Net
                     of        Number     Cost of     Sale     Cost of Gain on
Description       Purchases   of Sales   Purchases   Proceeds   Sales   Sales

American Express
Income Fund*          6          8       $225,300    $693,258 $667,805 $25,453

Black Hills
Corporation
common stock*         9         13        274,977     547,614  533,138  14,476

American Funds
Group*:
 Investment
 Company of
 America Fund        15          2       732,501      266,047  235,952  30,095

*Denotes party in interest.